EXHIBIT 99.1
CONTACT:
Ann Parker
Director of Corporate Communications
LodgeNet Interactive Corporation
605-988-1000
communications@lodgenet.com
LODGENET ANNOUNCES SUCCESSFUL AMENDMENT OF CREDIT FACILITY
     SIOUX FALLS SD, March 22, 2011 — LodgeNet Interactive Corporation (NASDAQ: LNET), the leading provider of media and connectivity solutions to hospitality and healthcare businesses, announced today that it has successfully completed the previously announced amendment of its existing Credit Facility. The amendment modifies certain terms of the Credit Facility, including an increase in the permitted leverage under the Facility, the creation of a specific preferred stock dividend payment basket, and the potential to extend the term of the Credit Facility beyond its current expiration in April, 2014. In return for the foregoing, the amendment reduces the commitments under the Company’s Revolving Credit Facility, increases the interest rate and required amortization under the Facility and adjusts other covenants.
     “We are pleased to announce the successful completion of our amendment process. This is an important milestone as we move forward with our leading hotel brands to upgrade their interactive television systems to high definition, accelerating the rollout of our next generation cloud connected Envision platform,” said Scott C. Petersen, Chairman and CEO. “The hospitality industry is entering a transformational period where the leading brands will strive to bring all of the media and technology comforts of home to the hotel guest room while also improving their bottom line performance. As the travel experience is redefined, there will be many exciting opportunities for LodgeNet to partner with our major customers to delight travelers and assist hotel management in driving new revenue streams and reducing operating expenses.”
     “In the past two years we have steadily improved our balance sheet, reducing debt by over 35 percent or $215 million,” said Senior Vice President and Chief Financial Officer Frank P. Elsenbast. “The amendment reflects a strong vote of confidence from our lenders acknowledging the progress we have made in strengthening our financial position. Our interest rate will be approximately 6.5% with the new agreement, after the expiration of our existing interest rate hedges in June of this year. We feel the additional flexibility to invest in the growth of our business and the reasonable capital cost make this amendment very beneficial to both the equity and debt investors in our company.”
     The company will file an 8-K which will include additional information regarding the company’s amendment of the credit facility.
About LodgeNet
LodgeNet Interactive Corporation is the leading provider of media and connectivity solutions designed to meet the unique needs of hospitality, healthcare and other guest-based businesses. LodgeNet Interactive serves approximately 1.8 million hotel rooms worldwide in addition to healthcare facilities throughout the United States. The Company’s services include: Interactive Television Solutions, Broadband Internet Solutions, Content Solutions, Professional Solutions and Advertising Media Solutions. LodgeNet Interactive Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, and The Hotel Networks. LodgeNet Interactive is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.
Special Note Regarding Forward-Looking Statement
Certain statements in this press release constitute “forward-looking statements.” Statements which refer to future events, opportunities, or developments are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual events, opportunities or developments to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include those factors detailed, from time to time, in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. LodgeNet is a registered trademark of LodgeNet Interactive Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
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